SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 7, 2007 (June 7, 2007)

MARQUEE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-122636	77-0642885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (816) 221-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01 Regulation FD Disclosure

On June 7, 2007, Marquee Holdings Inc. (“Marquee”), the direct parent of AMC Entertainment Inc., announced that it had extended until 5:00 p.m., New York City time, on June 12, 2007, unless otherwise terminated or further extended, its previously announced solicitation of consents from holders of its 12% Senior Discount Notes due 2014 (the “Notes”) to amend the indenture governing the Notes.  Marquee further announced that it had increased the consent fee to consenting holders from $10.00 to $14.44 for each $1,000 in principal amount at maturity of Notes as to which consents are delivered, subject to the conditions described in the consent solicitation statement of Marquee dated June 5, 2007 and the accompanying letter of consent. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Marquee is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Marquee’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

99.1                  Press Release issued by Marquee Holdings Inc. on June 7, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2007	MARQUEE HOLDINGS INC.

	By:	/s/ CRAIG R. RAMSEY
	Name:	Craig R. Ramsey
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Marquee Holdings Inc. on June 7, 2007